Designated Filer:	MONARCH ALTERNATIVE CAPITAL LP
Issuer & Ticker Symbol:	WCI Communities, Inc. [WCIC]
Date of Event Requiring Statement:	February 20, 2014

Joint Filer Information and Signatures
Joint Filers:

1. Name: MDRA GP LP
Address:c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York, New York 10022

MDRA GP LP

By: Monarch GP LLC, its general partner

By: /s/ Michael Weinstock	February 24, 2014
Name: Michael Weinstock	Date
Title: Member

2. Name: Monarch GP LLC
Address:c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York, New York 10022

MONARCH GP LLC

By: /s/ Michael Weinstock	February 24, 2014
Name: Michael Weinstock	Date
Title: Member